UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2007

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	46-0408024 (IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena , California 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 1, 2007, Dr. Christopher Anzalone (age 38) was appointed Chief Executive Officer and President of Arrowhead Research Corporation (the “Company”). Dr. Anzalone was also elected to the Board of Directors of the Company.

Dr. Anzalone will be paid a base salary of $400,000 and is eligible to receive bonuses based on the performance of the Company and individual performance objectives. Dr. Anzalone was also granted an option to purchase 2,000,000 shares of Arrowhead common stock with an exercise price of $3.92 per share, which is equal to the closing price of Arrowhead’s common stock on NASDAQ Global Market on the date of grant, December 3, 2007. The option will vest as follows: 250,000 shares vest on the six month anniversary of Mr. Anzalone’s date of hire and the balance of the shares vest in 42 equal installments on the first of each successive month. These options were granted outside of Arrowhead’s current equity incentive plans.

Dr. Anzalone will also be reimbursed up to $100,000 in relocation expenses and the Company has agreed to provide supplemental life insurance to bring his life insurance benefit up to $2,000,000. If the Company terminates Dr. Anzalone’s employment without cause, the Company will pay Dr. Anzalone his base salary and benefits for twelve months. The Company and Dr. Anzalone expect to enter into an employment agreement to further clarify the terms of his employment at the Company.

From 2005 until the present, Dr. Anzalone was CEO and principal in the Benet Group LLC, a private equity firm focused on creating and building new nanobiotechnology companies from university generated science. While at Benet Group, Dr. Anzalone was founding CEO in two portfolio companies, Nanotope Inc., a tissue regeneration company, and Leonardo Biosystems Inc., a cancer drug delivery company. Prior to his tenure at Benet Group, from 1999 until 2003, he was a partner at the Washington DC-based private equity firm Galway Partners, LLC. There, he was in charge of sourcing, structuring, and building new business ventures and was founding CEO of NanoInk, Inc., a leading nanolithography company. He continued as CEO of NanoInk until 2004. Dr. Anzalone holds a Ph.D. and M.A. in Biology from UCLA and a B.A. in Government from Lawrence University.

Dr. Anzalone succeeds R. Bruce Stewart, who previously served as Chief Executive Officer of the Company and Joseph T. Kingsley, who previously served as Interim President and Chief Financial Officer. Mr. Stewart will continue to serve the Company as Executive Chairman and Mr. Kingsley will continue to serve as Chief Financial Officer.

Item 9.01 Exhibits

10.1	Offer Letter

99.1	Press release dated December 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2007

ARROWHEAD RESEARCH CORPORATION

By:	/s/ JOSEPH T. KINGSLEY
Joseph T. Kingsley, President & Chief Financial Officer